UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 16, 2018 (August 10, 2018)
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
-    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)
-    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
-    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
-    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2018, Jeffrey W. Henderson was elected to the Board of Directors of Becton, Dickinson and Company (“BD”). Mr. Henderson will serve as a member of both the Audit Committee and the Compensation and Management Development Committee of the Board. BD’s Board of Directors has determined that Mr. Henderson is independent under the rules of the New York Stock Exchange and the independence guidelines contained in BD’s Corporate Governance Principles. Information regarding the compensation of the non-management members of BD’s Board of Directors is included under the caption “Non-Management Directors’ Compensation” in BD’s proxy statement relating to its 2018 Annual Meeting of Shareholders. In connection with his appointment, Mr. Henderson will receive restricted stock units valued at $94,480, representing a prorated grant from the effective date of his election to BD's 2019 Annual Meeting of Shareholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: August 16, 2018